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                                                             EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that our report dated April 28, 1998 on our reviews of interim condensed consolidated financial information of Minnesota Mining and Manufacturing Company and Subsidiaries (the Company) for the three-month periods ended March 31, 1998 and 1997, and included in the Company's Form 10-Q for the quarter ended March 31, 1998, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957,
333-30689  and  333-30691), and Form S-3 (Registration No.  33-48089).
Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





                                    /s/ COOPERS & LYBRAND L.L.P.

                                    COOPERS & LYBRAND L.L.P.






St. Paul, Minnesota
May 5, 1998